                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863

                         NEXTEL COMMUNICATIONS, INC.

                  PROSPECTUS SUPPLEMENT DATED JULY 28, 2000
                       TO PROSPECTUS DATED AUGUST 16, 1999

     The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus/and their respective numbers of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.


                                   PREFERRED STOCK                  COMMON STOCK
                                   ---------------                  ------------

                                               NUMBER OF                       NUMBER OF
                               NUMBER OF        SHARES        NUMBER OF         SHARES
NAME OF SELLING STOCKHOLDER   SHARES OWNED     OFFERED       SHARES OWNED      OFFERED
---------------------------   ------------     ---------     -------------    ---------

HBK Master Fund L.P.             -166-          -166-             83              83
